PREGIS CORPORATION,
as Issuer,
and
THE GUARANTORS PARTIES HERETO
as Guarantors
SENIOR SECURED FLOATING RATE NOTES DUE 2013

First Supplemental Indenture
Dated as of October 5, 2009
to
Indenture
Dated as of October 12, 2005

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Collateral Agent,
THE BANK OF NEW YORK MELLON,
as Paying Agent,
THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,
as Registrar
and
GRANT THORNTON,
as Irish Paying Agent

     FIRST SUPPLEMENTAL INDENTURE, dated as of October 5, 2009 (the “Supplemental Indenture”), among Pregis Corporation, a Delaware corporation, the Guarantors, The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent, The Bank of New York Mellon (Luxembourg) S.A. (successor to The Bank of New York) as Registrar, The Bank of New York Mellon as Paying Agent, and Grant Thornton, as Irish Paying Agent, under an Indenture dated as of October 12, 2005 (the “Indenture”).
W I T N E S S E T H:
     WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder of a Note to provide for the issuance of Additional Notes in accordance with the Indenture; and
     WHEREAS, the Company desires to supplement the Indenture to provide for the issuance of €125,000,000 in aggregate principal amount of Additional Notes that will not be registered under the Securities Act at the time of issuance, but which may be registered under the Securities Act at a later date; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture in accordance with its terms have been done;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors hereto and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     Section 1. Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.
     Section 2. Additional Notes. On or after the date hereof, the Company shall issue €125,000,000 in aggregate principal amount of Additional Notes which shall be considered Notes for all purposes under the Indenture. The Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.
     Section 3. Ratification. Except as expressly amended by this Supplemental Indenture, each provision of the Indenture shall remain in full force and effect, and the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the Guarantors, the Trustee, Collateral Agent, Registrar and Paying Agent and the Irish Paying Agent.
     Section 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     Section 5. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 7. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 8. Submission To Jurisdiction; Waiver of Trial By Jury. THE PARTIES TO THE INDENTURE, AS THE SAME MAY BE MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, AGREE THAT ALL ACTIONS AND PROCEEDINGS ARISING OUT OF THE INDENTURE, AS THE SAME MAY BE MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN A NEW YORK STATE COURT OR THE UNITED STATES DISTRICT COURT, IN EACH CASE, IN THE COUNTY AND STATE OF NEW YORK AND, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING SUBMIT TO THE EXCLUSIVE JURISDICTION OF, AND VENUE IN, SUCH COURT. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO ALSO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE INDENTURE, AS THE SAME MAY BE MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 9. Trustee’s Acceptance. The Trustee accepts the modifications of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee does not assume any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantors. The Trustee does not make any representation and shall not have any responsibility as to the validity and sufficiency of this Supplemental Indenture.
     Section 10. TIA Incorporation. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included or deemed to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the TIA, such required or deemed provision shall control.
     Section 11. Notices. Section 13.02 Notices of the Indenture shall be modified with respect to the Trustee, Paying Agent and Registrar as follows:
If to the Trustee and Collateral Agent:

3

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust
Facsimile: (312) 827-8542

If to the Paying Agent:	The Bank of New York Mellon
One Canada Square
London E14 5AL
Attention: Corporate Trust Administration
Telephone: +44 20 7964 7031/5683/4288
Facsimile: +44 20 7964 2536

If to the Registrar:	The Bank of New York Mellon (Luxembourg) S.A.
Aerogolf Center, 1A, Hoehenhof,
L-1736 Senningerberg,
Luxembourg
Attention: Corporate Trust Administration
Telephone: +(352) 34 20 90 56 30/56 38/56 39
Facsimile: +(352) 34 20 90 60 35
     Section 12. Additional Definitions. The following additional definitions apply to the Indenture and this Supplemental Indenture:
“Authorised Person” means any person who is designated in writing by the Company from time to time to give instructions to the Registrar and Paying Agent under the terms of the Indenture, as the same may be amended or supplemented from time to time.
“Instructions” means any written notices, directions or instructions received by the Registrar and Paying Agent from an Authorised Person or from a person reasonably believed by the Registrar and Paying Agent to be an Authorised Person.
“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgements (including legal fees and expenses) sustained by either party.
     Section 13. Communications. In no event shall the Trustee, Registrar and Paying Agent be liable for any Losses arising to the Trustee, Registrar and Paying Agent receiving or transmitting any data from the Company, any Authorised Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email. The Company hereto accepts that some methods of communication are not secure and the Trustee, Registrar and Paying Agent shall incur no liability for receiving instructions via any such non-secure method. The Trustee, Registrar and Paying Agent are authorised to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorised Person or an appropriate party to the transaction (or authorised representative thereof). The Company or authorised officer of the Company shall use all reasonable endeavours to ensure that instructions transmitted to the

4

Trustee, Registrar and Paying Agent pursuant to the Indenture, as the same may be modified or supplemented from time to time, are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Company or authorised officer of the Company to the Trustee, Registrar and Paying Agent for the purposes of the Indenture, as the same may be modified or supplemented from time to time.
     Section 14. Consequential Loss or Damage Carve Out. Consequential Loss or Damage: Notwithstanding any provision of the Indenture, as the same may be modified or supplemented from time to time, to the contrary, the Trustee, Registrar and Paying Agent shall not in any event be liable for indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee, Registrar and Paying Agent have been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence or otherwise.
     Section 15. Force Majeure. The Trustee, Registrar and Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture, as the same may be modified or supplemented from time to time, arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
* * *

5

     IN WITNESS WHEREOF, parties have executed this Supplemental Indenture as of October 5, 2009.

PREGIS CORPORATION
By:	/s/ Michael T. McDonnell
Name: Michael T. McDonnell
Title: Chief Executive Officer and President

PREGIS HOLDING II CORPORATION
By:	/s/ Michael T. McDonnell
Name: Michael T. McDonnell
Title: Chief Executive Officer and President

PREGIS MANAGEMENT CORPORATION
By:	/s/ Michael T. McDonnell
Name: Michael T. McDonnell
Title: Chairman, Chief Executive Officer and President

PREGIS INNOVATIVE PACKAGING INC.
By:	/s/ Michael T. McDonnell
Name: Michael T. McDonnell
Title: Chairman and Chief Executive Officer

HEXACOMB CORPORATION
By:	/s/ Michael T. McDonnell
Name: Michael T. McDonnell
Title: Chairman, Chief Executive Officer and President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent
By:	/s/ R. Tarnas
Name: R. Tarnas
Title: Vice President

THE BANK OF NEW YORK MELLON as Paying Agent
By:	/s/ Melissa Laidley
Name: Melissa Laidley
Title: Senior Associate

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Registrar
By:	/s/ Melissa Laidley
Name: Melissa Laidley
Title: Senior Associate

GRANT THORNTON, as Irish Paying Agent
By:	/s/ Grant Thornton
Name:
Title:

EXHIBIT A
[Face of Note]
THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE COMMON DEPOSITARY MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN “IAI”), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO PREGIS CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000 (EURO EQUIVALENT), AN OPINION OF COUNSEL ACCEPTABLE TO PREGIS CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO PREGIS CORPORATION) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN

IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ORIGINAL ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, CLOSING DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: PREGIS CORPORATION, 1650 LAKE COOK ROAD, SUITE 400, DEERFIELD, ILLINOIS 60015, ATTENTION: SECRETARY.

Common Code______
ISIN ______
€ ______
PREGIS CORPORATION

SENIOR SECURED FLOATING RATE NOTES DUE 2013
Issue Date: ____, 2009
     Pregis Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED AS NOMINEE FOR THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., LONDON BRANCH AS COMMON DEPOSITORY FOR EUROCLEAR BANK S.A./N.V. AND CLEARSTREAM BANKING SOCIÉTÉ ANONYME, or its registered assigns, the principal amount of €___on ___, 20___.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

PREGIS CORPORATION
By:
Name:
Title:

(Trustee’s Certificate of Authentication)
This is one of the Senior Secured Floating Rate Notes due 2013 described in the within mentioned Indenture.
Dated: ____, 20__

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[Reverse Side of Note]
PREGIS CORPORATION
Senior Secured Floating Rate Notes due 2013
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. Interest. Interest on the Notes will be payable quarterly in arrears on January 15, April 15, July 15 and October 15, commencing on October 15, 2009. The interest rate for each quarterly interest period will be determined on the second Business Day prior to the first day of the interest period (the “Interest Determination Date”). The interest rate for such quarterly period will be equal to the EURIBOR rate, as determined at 11:00 a.m. London time, on the Interest Determination Date, for deposits maturing at or around the end of such quarterly interest period, plus 5.00% per year (as reported by the Calculation Agent). The Company will make each interest payment to the Holders of record on the immediately preceding January 1, April 1, July 1 and October 1. Any Additional Interest due will be paid on the same dates as interest on the Notes. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.
          “EURIBOR” means the applicable percentage rate for EURIBOR per annum as determined by the Banking Federation of the European Union for the relevant period as displayed on the appropriate page of the Telerate screen; or, if no screen rate is available for the applicable interest period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Trustee at its request quoted by the reference banks under the Credit Agreement to leading banks in the European interbank market, in each case as of 11:00 a.m., London time, on the rate determination date, for the offering of deposits in euro for a period comparable to the quarterly interest period for which the rate is being set.
          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1, April 1, July 1 and October 1 next preceding the interest payment date, even if such Notes are canceled after such record date and on or before such interest payment date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium and Additional Interest, if any, at the offices or agencies of one or more Paying Agents and Registrars maintained for such purpose in The City of New York, New York and Dublin, Ireland, or, at the option of the Company, payment of interest, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to the principal of, and premium, if any, interest and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in euro.
          3. Paying Agent and Registrar. The Trustee under the Indenture shall initially act as Paying Agent and Registrar and Grant Thornton shall initially act as Paying Agent in Ireland. The Company may change any Paying Agent or Registrar without prior notice to the

Holders, and the Company or any of its Subsidiaries or other Affiliates may act as Paying Agent or Registrar.
          4. Indenture. The Company issued the Notes under an Indenture, dated as of October 12, 2005, as supplemented (the “Indenture”), among the Company, the Guarantors parties thereto, the Trustee, the Collateral Agent and Grant Thornton (as Irish Paying Agent). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited principal amount of Additional Notes may be issued thereunder.
          5. Optional Redemption. The Company may redeem (at any time) all or (from time to time) a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at 100.00% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date.
          6. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows: (i) if the Notes are listed on any national securities exchange or automated quotation system, in compliance with the requirements of such national securities exchange or automated quotation system; or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. No Notes of €1,000 or less shall be redeemed in part; provided that no Notes will be redeemed in part if the resulting Note would have a minimum denomination that is less than €50,000. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Company defaults in the payment of the redemption price, Notes or portions thereof called for redemption shall cease to accrue interest.
          7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to €50,000 principal amount or an integral multiple of €1,000 in excess thereof) of that Holder’s Notes pursuant to an offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date”), which date shall be no earlier than the date of such Change of Control. No later than 30 days following any Change of Control (or, at the Company’s option, prior to such Change of Control but after it is publicly announced if a definitive agreement is in effect for such Change of Control at the time of such announcement), the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
          (b) If the aggregate amount of Excess Proceeds equals or exceeds $20.0 million, the Company shall make an offer to purchase (“Asset Sale Offer”), pursuant to Section 4.10 of the Indenture, to all Holders of Notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the aggregate principal amount of the Notes and Pari Passu Debt, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and Pari Passu Debt shall be purchased on a pro rata basis based on the aggregate principal amount of Notes and such Pari Passu Debt tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale shall no longer be deemed to be Excess Proceeds.
          8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of €50,000 principal amount and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
          9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.
          10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees, the Notes or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents, to, among other things, cure any ambiguity, defect or inconsistency, or make any change that does not materially adversely affect the legal rights under the Indenture of any such Holder.

          11. Defaults and Remedies. In the case of an Event of Default under Sections 6.01(h) and (i) of the Indenture, all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.
          Holders of the Notes may not enforce the Indenture, the Notes or the Security Documents except as provided in the Indenture and the Security Documents. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest or Additional Interest, if any) if it determines that withholding notice is in their interest.
          In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
          12. Collateral. The obligations of the Company under the Notes and the Guarantors under their respective Note Guarantees are secured by a second priority security interest on all property and assets of the Company and the Guarantors constituting Collateral.
          13. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company or any of its Affiliates, with the same rights it would have if it were not Trustee.
          14. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, the Parent or any of their respective Affiliates, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or the Security Documents for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the federal securities laws.
          15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
          16. CUSIP Numbers, ISIN Numbers and Common Codes. The Company has caused CUSIP numbers, ISIN numbers and/or Common Codes to be printed on the Notes and the Trustee may use CUSIP numbers, ISIN numbers or Common Codes in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers or codes either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          17. Guarantee. The Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.
          18. Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Pregis Corporation
1650 Lake Cook Road, Suite 400
Deerfield, IL 60015
Attention: Chief Financial Officer

Assignment Form
          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10 ☐ Section 4.14
          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount	Signature of
	Amount of Decrease	Amount of Increase	of this Global Note	Authorized Signatory
	in Principal Amount	in Principal Amount	Following such	of
Date of Exchange	of this Global Note	of this Global Note	Decrease (or Increase)	Common Depositary

FORM OF NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture (as defined below)) jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture, dated as of October 12, 2005, as supplemented (the “Indenture”), among Pregis Corporation (the “Company”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”), collateral agent, registrar and paying agent, and Grant Thornton (as successor to RSM Robson Rhodes LLP), as Irish paying agent, with respect to the Company’s Senior Secured Floating Rate Notes due 2013 (the “Notes”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest and Additional Interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

     IN WITNESS HEREOF, the Guarantors have caused this Notation of Guarantee to be executed by a duly authorized officer.

PREGIS HOLDING II CORPORATION
By:
Name:
Title:

PREGIS MANAGEMENT CORPORATION
By:
Name:
Title:

PREGIS INNOVATIVE PACKAGING INC.
By:
Name:
Title:

HEXACOMB CORPORATION
By:
Name:
Title: